UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock trades exclusively on the OTCQX® Best Market under the symbol “VXRT.”

Item 8.01	Other Events.

On April 20, 2026, Vaxart, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its lease agreement (the “Utah Avenue Lease”) with a landlord (the “Utah Avenue Landlord”) relating to certain properties currently leased to the Company that are located on Utah Avenue in South San Francisco, California. Pursuant to the Amendment, the Company agreed to lease from the Utah Avenue Landlord two additional suites in an additional building on Utah Avenue with a total of approximately 3,531 rentable square feet of space (the “Additional Leased Space”), effective as of May 14, 2026 (the “Expansion Commencement Date”). The term of the lease of the Additional Leased Space is 36 months from the Expansion Commencement Date, unless earlier terminated pursuant to the terms of the Amendment and the Utah Avenue Lease.

As previously disclosed, in December 2025, the Company entered into a termination agreement (the “Termination Agreement”) with another landlord (the “Harbor Way Landlord”) in connection with the termination of that certain lease agreement (the “Harbor Way Lease”) for certain premises located at 170 Harbor Way, South San Francisco, California 94080 that served as the Company’s headquarters. The Harbor Way Lease consists of approximately 24,606 square feet of rentable space. Pursuant to the Termination Agreement, the Company and the Harbor Way Landlord agreed to terminate the Harbor Way Lease effective as of May 15, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026	VAXART, INC.

	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer